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                                                                     EXHIBIT 5.1

            [Letterhead of Fried, Frank, Harris, Shriver & Jacobson]

                                                                    212-859-8280
July 22, 1999                                                (FAX: 212-859-8586)

Tanning Technology Corporation
4600 South Ulster Street, Suite 380
Denver, Colorado  80237

          RE:  Registration Statement on Form S-1 (No. 333-78657)

Ladies and Gentlemen:

     We have acted as special counsel for Tanning Technology Corporation, a Delaware corporation (the "Company"), in connection with the underwritten initial public offering (the "Offering") by the Company of shares (the "Shares") of common stock, $0.01 par value per share (the "Common Stock"), of the Company, including Shares which may be offered and sold upon the exercise of an over-allotment option granted to the underwriters. The Shares are to be offered to the public pursuant to an underwriting agreement to be entered into among the Company, Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., CIBC World Markets Corp., ING Barings LLC, and Adams, Harkness & Hill, Inc., as representatives of the underwriters (the "Underwriting Agreement"). The opinion set forth below is based on the assumption that, prior to the sale of the Shares pursuant to the Underwriting Agreement, the Company's Amended and Restated Certificate of Incorporation will have become effective substantially in the form filed as Exhibit 3.1 to the Registration Statement, as amended, of the Company on Form S-1 (No. 333-78657) (the "Registration Statement"), and that at least par value will be paid for the Shares.

     With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates
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Tanning Technology Corporation         -2-                         July 22, 1999

of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Underwriting Agreement and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the Underwriting Agreement with their covenants and agreements contained therein.

     Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares registered pursuant to the Registration Statement (when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement) will be duly authorized, validly issued, fully paid and non-assessable.

     The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect (including judicial decisions interpreting that statute).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

     Frederick H. Fogel, a partner in our law firm, has been appointed Vice President of Business Affairs and General Counsel of the Company.


                         Very truly yours,

                         FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                         By: /s/ Kenneth R. Blackman
                            _____________________________________